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                                                                    EXHIBIT 21.1


                   DELPHI INTERNATIONAL LTD. AND SUBSIDIARIES
                     LIST OF SUBSIDIARIES OF THE REGISTRANT


Oracle Reinsurance Company Ltd.  (Incorporated in Bermuda)

O.R. Investments Ltd.  (Incorporated in Bermuda)